Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Ford Motor Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Common Stock	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Warrants(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Stock Purchase Contracts	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Stock Purchase Units	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	Warrants to purchase the above referenced securities may be offered and sold separately or together with other securities.
(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.